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Exhibit 99.1
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                         LIST OF SHARES REGISTERED
                         -------------------------

NAME                             NO. OF SHARES REGISTERED
----                             ------------------------

Aileen Fehr                               100,000
Murray Duncan                             100,000
Dale Paruk                                 35,000
Katy Player                                 5,000
Katie Coles                                20,000
Luke Schleppe                              15,000
Eugene Duke                                22,500
Martin Hammond                             20,000
Bruno Steinhauser                         185,000
Sharon Huang                               40,000
Andrew Lee                                 25,000
Rick Johnston                              10,000
Joe Martin                                  5,000
Don Shaw                                   30,000
Jon Knowlden                               12,000
Mike Edwards                               30,000
John Congo                                 18,000